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                                                              EXHIBIT 4(a)(xiii)

                           MORTGAGE SPREADER AGREEMENT

                  THIS MORTGAGE SPREADER AGREEMENT is made as of the 23rd day of April 2002 by and between BUFFALO CHINA, INC., a New York business corporation having its chief executive office at 658 Bailey Avenue, Buffalo, New York 14206 (the "Borrower") and ERIE COUNTY INDUSTRIAL DEVELOPMENT AGENCY, having its chief executive office at 275 Oak Street, Buffalo, New York 14203 (the"Agency") (the Borrower and the Agency are sometimes collectively referred to as the "Mortgagors") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), as Collateral Agent under the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Mortgagee").

                                R E C I T A L S :

                  A. The Mortgagee is the owner and holder of a certain Mortgage, Assignment of Leases and Rents and Security Agreement securing the original principal amount of $4,216,000.00 given by Mortgagors, dated as of April 23, 2002 and recorded contemporaneously herewith in the Erie County Clerk's Office (the "Mortgage").

                  B. The Mortgage is a lien on the real property located in Erie County, New York and described on Schedule A attached to this Agreement which is owned in fee by the Agency and leased to the Borrower (the "Original Mortgaged Property").

                  C. The Borrower is the fee owner of additional real property located in Erie County, New York described on Schedule B attached to this Agreement (the "Additional Property").

                  D. The Mortgagors and the Mortgagee desire to spread the lien of the Mortgage to include the Additional Property.

                  NOW, THEREFORE, for ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Mortgagors and the Mortgagee hereby agree as follows:

                  1. The lien of the Mortgage is spread to cover the Additional Property, so that the security for the Mortgage shall consist of the Original Mortgaged Property and the Additional Property.

                  2. As used in the Mortgage, (i) the term "Premises" shall now include the Original Mortgaged Property and the Additional Property; (ii) the term "Improvements" shall now include all of the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements now or hereafter located on the Original Mortgaged Property and the Additional Property; and (iii) the term "Mortgaged Property" shall now include the Premises (as defined in this Section 2), the Improvements (as defined in this Section 2), and all right, title interest, and estate of Mortgagors now owned, or hereafter acquired, in and to the property, rights, interests, and estates defined in the Granting Clauses contained in the Mortgage as such rights relate to the Premises and Improvements defined herein.

                  3. All of the provisions, conditions and covenants set forth in the Mortgage, including without limitation Section 55 of the Mortgage, shall remain in full force and effect without any changes whatsoever except for the inclusion of the Additional Property as part of the security for the indebtedness secured by the Mortgage and the changes identified in Section 2 of this Mortgage Spreader Agreement.


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                  4. The Mortgagors and the Mortgagee certify that this Mortgage
Spreader Agreement refers to the same indebtedness secured by the Mortgage and no further obligation or additional obligation is secured by this Mortgage Spreader Agreement.

                  5. This Mortgage Spreader Agreement shall be binding and inure to the benefit of the Mortgagors and the Mortgagee and their respective successors and assigns.

                  6. This Mortgage Spreader Agreement may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

                  [Remainder of page intentionally left blank]


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                  IN WITNESS WHEREOF, the parties have caused this Mortgage
Spreader Agreement to be executed as of the day and year first above written.


                                   BUFFALO CHINA, INC.


                                   By: /s/ GREGG R. DENNY
                                       _____________________
                                           Gregg R. Denny
                                           Vice President - Finance


                                   ERIE COUNTY INDUSTRIAL
                                   DEVELOPMENT AGENCY


                                   By: /s/ DAVID W. KERCHOFF
                                       _____________________
                                          David W. Kerchoff, Assistant Treasurer


                                   JPMORGAN CHASE BANK


                                   By: /s/ JOSEPH H. ODDO, JR.
                                       ________________________
                                           Joseph H. Oddo, Jr.
                                           Vice President



STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF MADISON    )

                  On the 22nd day of April in the year 2002 before me, the undersigned, personally appeared Gregg R. Denny, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             /s/ JOSEPH ZAGRANICZNY
                                             _______________________
                                                  Notary Public




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STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF ERIE      )

                  On the _____ day of April in the year 2002 before me, the undersigned, a notary public in and for said State, personally appeared David W. Kerchoff personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.


                                             _______________________
                                                  Notary Public

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF                  )

                  On the 22nd day of April in the year 2002 before me, the undersigned, a notary public in and for said State, personally appeared Joseph
H. Oddo, Jr. personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.


                                             /s/ JOSEPH ZAGRANICZNY
                                             _______________________
                                                  Notary Public




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